UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2017
Switch, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7135 S. Decatur Boulevard		89118
Las Vegas, NV		(Zip code)
(Address of principal executive offices)

(702) 444-4111
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2017, the Board of Directors (the "Board") of Switch, Inc. ("Switch") appointed Kimberly Sheehy as a director on the Board, filling the existing vacancy left by the passing of Larry Krause in October 2017. Pursuant to the Amended and Restated Articles of Incorporation of Switch, Ms. Sheehy was appointed to serve until the expiration of Mr. Krause’s term at the 2018 annual meeting of the stockholders. The Board has affirmatively determined that Ms. Sheehy is an "independent director," as defined under the applicable rules of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the New York Stock Exchange ("NYSE"). Ms. Sheehy was also appointed as a member and as chair of the Audit Committee. The Board has determined that Ms. Sheehy meets the definition of "independent director" for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the NYSE rules. In addition, the Board has determined that Ms. Sheehy qualifies as an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K. There are no arrangements or understandings between Ms. Sheehy and any other person pursuant to which Ms. Sheehy was selected as a director. There is no information that is required to be disclosed with respect to Ms. Sheehy pursuant to Item 404(a) of Regulation S-K.

Ms. Sheehy will receive compensation for her Board and committee service consistent with the compensation arrangements provided to the Board’s other non-employee directors that are not affiliated with Intel Corporation, which are more fully described under "Executive Compensation" in Switch’s final prospectus, dated October 5, 2017, filed with the Securities and Exchange Commission on October 10, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Switch plans to enter into its standard form of indemnification agreement with Ms. Sheehy, which will require Switch to indemnify her against certain liabilities that may arise as a result of her status or service as a director. The description of Ms. Sheehy’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as Exhibit 10.9 to Switch’s registration statement on Form S-1 filed with the Securities and Exchange Commission on September 8, 2017.

Ms. Sheehy served as Chief Financial Officer of StackPath LLC from December 2015 through October 2017. Prior to joining StackPath, Ms. Sheehy served as Chief Financial & Administrative Officer of CyrusOne from November 2012 through September 2015. Prior to that, she held various roles between 1996 and 2012 at Cincinnati Bell Inc., including Treasurer and Vice President of Investor Relations from March 2011 through November 2012, Vice President of Finance and Treasurer from 2007 to 2011, and prior to 2007 she held positions including Vice President of Financial Planning and Analysis, and Managing Director of Corporate Tax. Prior to joining Cincinnati Bell Inc., Ms. Sheehy held accounting and tax positions at Ernst & Young. Ms. Sheehy received her Bachelor’s Degree in Accounting from the University of Cincinnati and holds her Certified Public Accounting license in the State of Ohio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 11, 2017	Switch, Inc.
(Registrant)

		By:	/s/ Gabe Nacht
		Name:	Gabe Nacht
		Title:	Chief Financial Officer